Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned individually acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of such person and that subsequent amendments to this statement on Schedule 13D may be filed on behalf of such person without the necessity of filing an additional joint filing agreement.

Dated: November 7, 2025

Juniper Capital II GP, L.P.

	By:	/s/ Edward Geiser
	Name:	Edward Geiser
	Title:	Authorized Person

Juniper Capital III GP, L.P.

	By:	/s/ Edward Geiser
	Name:	Edward Geiser
	Title:	Authorized Person

Juniper North Peak Partners GP, L.P.

	By:	/s/ Edward Geiser
	Name:	Edward Geiser
	Title:	Authorized Person

Juniper Capital IV GP, L.P.

	By:	/s/ Edward Geiser
	Name:	Edward Geiser
	Title:	Authorized Person

/s/ Edward Geiser
Edward Geiser